    As filed with the Securities and Exchange Commission on October 9, 1998

                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        -------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                       PHOENIX INVESTMENT PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)

                      Delaware                       95-4191764
            (State or other jurisdiction of       (I.R.S. Employer
            incorporation or organization)       Identification No.)

                               56 Prospect Street
                          Hartford, Connecticut  06115
                    (Address of Principal Executive Offices)

                      1992 LONG-TERM STOCK INCENTIVE PLAN
                            (Full title of the plan)

                      -----------------------------------

                              Philip R. McLoughlin
               Chairman of the Board and Chief Executive Officer
                               56 Prospect Street
                          Hartford, Connecticut  06115
                    (Name and address of agent for service)

                                 (860) 403-5000
         (Telephone number, including area code, of agent for service)

                      -----------------------------------

                                    copy to:

                           Kurt W. Florian, Jr., Esq.
                             Katten Muchin & Zavis
                              525 W. Monroe Street
                           Chicago, Illinois   60661

                        CALCULATION OF REGISTRATION FEE



=============================================================================
Title of          Amount           Proposed        Proposed      Amount
Securities        to be            Maximum         Maximum       of
to be             Registered       Offering        Aggregate     Registration
Registered        (1)              Price Per       Offering      Fee
                                   Share (2)       Price (2)

=============================================================================

Common            3,300,000        $6.78           $22,380,600   $6,602.28
Stock, par value  shares
$.01 per share

=============================================================================

       (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

       (2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457, on the basis of the average of the high and low prices of the Common Stock reported by the New York Stock Exchange on October 5, 1998.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


       The registration statement on Form S-8 (registration no. 33-99412) of Phoenix Investment Partners, Ltd., formerly known as Phoenix Duff & Phelps Corporation (the "Company" or "Registrant") filed with the Securities and Exchange Commission on November 16, 1995 is incorporated herein by reference.

  Item 8.  EXHIBITS
           --------

  5 Opinion of Katten Muchin & Zavis as to the legality of the securities offered by the registration statement.

  23.1      Consent of PricewaterhouseCoopers LLP.

  23.2      Consent of Katten Muchin & Zavis (included in exhibit 5).

                                   SIGNATURES
                                   ----------

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford and State of Connecticut on the 9th day of October, 1998.

                                     PHOENIX INVESTMENT PARTNERS, LTD.



                                     By: /s/ Philip R. McLoughlin
                                         -----------------------------------
                                           Philip R. McLoughlin,
                                           Chairman of the Board
                                           and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 9th day of October, 1998.

          Signature                            Title
          ---------                            -----
/s/ Philip R. McLoughlin       Chairman of the Board, Chief Executive
-----------------------------  Officer and Director
Philip R. McLoughlin


/s/ Calvin J. Pedersen         President and Director
-----------------------------
Calvin J. Pedersen


/s/ William R. Moyer           Senior Vice President and Chief
-----------------------------  Financial Officer
William R. Moyer


/s/ Michael E. Haylon          Director
-----------------------------
Michael E. Haylon


/s/ Clyde E. Bartter           Director
-----------------------------
Clyde E. Bartter


/s/ Robert W. Fiondella        Director
-----------------------------
Robert W. Fiondella


/s/ Richard H. Booth           Director
-----------------------------
Richard H. Booth

/s/ Edward P. Lyons            Director
-----------------------------
Edward P. Lyons

/s/ Marilyn E. LaMarche        Director
-----------------------------
Marilyn E. LaMarche

/s/ James M. Oates             Director
-----------------------------
James M. Oates

/s/ Ferdinand L.J. Verdonck    Director
-----------------------------
Ferdinand L.J. Verdonck

/s/ John T. Anderson           Director
-----------------------------
John T. Anderson

/s/ Glen D. Churchill          Director
-----------------------------
Glen D. Churchill

/s/ Donna F. Tuttle            Director
-----------------------------
Donna F. Tuttle

/s/ David A. Williams          Director
-----------------------------
David A. Williams

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.  Description                                                    Page
-----------  -----------                                                    ----
5            Opinion of Katten Muchin & Zavis as to the legality of the securities offered by the registration statement.

23.1         Consent of PricewaterhouseCoopers LLP.

23.2         Consent of Katten Muchin & Zavis (included in exhibit 5).